Exhibit 23.1

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement (Amendment No. 4 of Form S-1) of our report dated January 29, 2023, relating to the consolidated financial statements of MDNA Life Sciences, Inc. for the years ended September 30, 2022 and 2021, and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
February 10, 2023